       1 (Exhibit 1.2)
                           STOCK PURCHASE AGREEMENT

     STOCK PURCHASE AGREEMENT ("Agreement"), dated as of September 30, 2001 by and between CREATIVE TECHNOLOGIES HOLDINGS, INC., a Nevada corporation ("SELLER"), and RIDGEWAY COMMERCIAL VENTURES, LTD., a Belize corporation ("PURCHASER").

     WITNESSETH:

     WHEREAS, SELLER desires to sell Seven Million Eight Hundred Fifty Thousand (7,850,000) shares of its common stock, $.001 par value per share (the "Shares") to PURCHASER on the terms and conditions set forth in this Agreement; and

     WHEREAS, PURCHASER desires to buy the Shares on the terms and conditions set forth herein;

     NOW THEREFORE, in consideration of the promises and respective mutual agreements herein contained, it is agreed by and between the parties hereto as follows:


                                 ARTICLE 1
                      SALE AND PURCHASE OF THE SHARES

     1.1 Sale of the Share. Upon the execution of this Agreement as provided in Section 3.1 hereto (the "Closing"), SELLER shall sell to PURCHASER and PURCHASER shall purchase from SELLER, the Shares.
Concurrently, SELLER shall issue and deliver a certificate or certificates representing the Shares to PURCHASER.

     1.2 Consideration and Payment for the Shares. In consideration for the sale and issuance of the Shares, PURCHASER shall pay a purchase price in the form of a cancellation of indebtedness equal to $0.10 per share owed to PURCHASER, for the total purchase price of $785,000.00 ("Purchase Price").

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                                 ARTICLE 2
            REPRESENTATIONS AND COVENANTS OF SELLER AND PURCHASER

     2.1 Representations and Warranties. The SELLER hereby represents and warrants that:

     (a) SELLER is a corporation duly incorporated, validly existing and, at the closing, in good standing under the laws of the State of Nevada and has the corporate power and authority to own or lease its properties and to carry on business as now being conducted.

     (b) At the closing, the authorized capital stock of SELLER shall consist of 25,000,000 shares of $0.001 par value common stock.

     (c) SELLER has, or prior to the closing, will furnish to Purchaser audited financial statements as of December 31, 2000. All of said financial statements, (i) are in accordance with SELLER's books and records, (ii) present fairly and financial position of SELLER as of such dates, and its results of operations and changes in financial position for the respective periods indicated, (iii) have been prepared in conformity with generally accepted accounting principles applied on a consistent basis, and
          (iv) consistent with prior business practice, contain adequate reserves for all known or contingent liabilities, losses and refunds with respect to services or products already rendered or sold.

     (d) From the date of the Financial Statements to the Closing Date, there has been no material change in the properties, assets, liabilities, financial condition, business, operations, affairs or prospects of SELLER from that set forth or reflected in the Financial Statements, other than changes in the ordinary course of business, none of which have been, either in any case or in the aggregate, materially adverse.

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

     (e) SELLER has the power to enter into this Agreement, and this Agreement, when duly executed and delivered, will constitute the valid and binding obligation of SELLER.
          This Agreement constitutes the legal, valid and binding obligation of SELLER enforceable in accordance with its terms.

     (f) The execution and delivery by SELLER of this Agreement and the consummation of the transaction herein contemplated, (i) will not conflict with, or result in a breach of the terms of, or constitute any default under or violation of, any law or regulation of any governmental authority, or the Articles of Incorporation or By-Laws of SELLER, or any material agreement or instrument to which SELLER is a party or by which it is bound or is subject;
          (ii) nor will it give to others any interest or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the properties, assets, agreements, leases, or business of SELLER.

     (g) The records of meetings and other corporate actions of SELLER (including any committees of the Board) which are contained in the Minute Books of SELLER contain complete and accurate records of the matters reflected in such minutes.

     (h) SELLER is not a party to, and there are not any claims, actions, suits, investigations or proceedings pending or threatened against SELLER or its business, at law or in equity, or before or by any governmental department, commission, board, bureau, agency, or instrumentality, domestic or foreign, which if determined adversely would have a material effect on the business or financial condition of SELLER or the ability of SELLER to carry on its business. The consummation of the transactions herein contemplated will not conflict with or result in the breach or violation of any judgment, order, writ, injunction or decree of any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign.

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     (i)  SELLER has taken reasonable care to ensure that all
          disclosures and facts are true and accurate, and that there are no other material facts, the omission of which would make misleading any statement herein. Further, to the best of SELLER's knowledge, no representation, warranty or agreement made by SELLER in this agreement or any of the Schedules or any other Exhibits hereto and no statement made in the Schedules or any such Exhibit, list, certificate or schedule or other instrument or disclosure furnished by them in connection with the transactions herein contemplated contains, or will contain, any untrue statement of a material fact necessary to make any statement, representation, warranty or agreement not misleading.

     (j) Prior to Closing, the SELLER shall have prepared such documents required to qualify the issuance of the Shares in accordance with Regulation S, promulgated under the Securities Act of 1933, as amended, and shall have taken all other necessary action and proceedings as may be required and permitted by applicable law, rule and regulation for the legal and valid issuance of the Shares to the PURCHASER or subsequent holders. The SELLER represents and warrants that the Shares may be issued as securities without restrictive legend or other restriction on transfer pursuant to Regulation S. The SELLER is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of PURCHASER set forth herein in order to determine the applicability of such exemptions and the suitability of PURCHASER to acquire the Shares.

	2.2 Representations and Warranties. The PURCHASER hereby represents and warrants that:

     (a)  The PURCHASER has full right, power and authority to
          enter into this Agreement and to carry out and consummate the transaction contemplated herein This Agreement constitutes the legal, valid and binding obligation of
          PURCHASER.
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

     (b) The Purchaser has been given the opportunity to ask questions of and to receive answers from persons acting on each of the SELLERS' behalf concerning the terms and conditions of this transaction and also has been given the opportunity to obtain any additional information which each of the SELLERS' possess or can acquire without unreasonable effort or expense. As a result PURCHASER is cognizant of the financial condition, capitalization, use of proceeds from this financing and the operations and financial condition of SELLER has available full information concerning their affairs and has been able to evaluate the merits and risks of the investment in the Shares; and

     (c) The Purchaser agrees:

          i. All offers and sales of the securities prior to the expiration of the distribution compliance period of Regulation S (Rule 901 and 905, and Preliminary
              Notes) shall have offering restrictions imposed;

         ii.  The offer or sale, if made prior to the
              expiration of a one-year distribution compliance period, is not made to a U.S. person or for the account or benefit of a U.S. person; and

        iii.  The offer or sale, if made prior to the
              expiration of a one-year distribution compliance period, will be made pursuant to the following conditions:

               1.   The purchaser of the securities
                    (other than a distributor) certifies that it is not a U.S. person and is not acquiring the securities for the account or benefit of any U.S. person or is a U.S. person who purchased securities in a transaction that did not require registration under the Act.

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
               2.   The purchaser of the securities agrees
                    to resell such securities only in accordance with the provisions of Regulation S (Rule 901 through Rule 905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and agrees not to engage in hedging transactions with regard to such securities unless in compliance with the Act;

               3.   The securities of the Seller contain a
                    legend to the effect that transfer is prohibited except in accordance with the provisions of Regulation S (Rule 901 through Rule 905, and Preliminary Notes), pursuant to registration under the Act, or pursuant to an available exemption from registration; and that hedging transactions involving those securities may not be conducted unless in compliance with the Act; and

               4.   The Company is required, either by
                    contract or a provision in its bylaws, articles, charter or comparable document, to refuse to register any transfer of securities not made in accordance with the provisions of Regulation S (Rule 901 through Rule 905, and Preliminary Notes) pursuant to registration under the Act, or pursuant to an available exemption from registration; provided, however, that if the securities are in bearer form or foreign law prevents the Seller from refusing to register securities transfers, other reasonable procedures are implemented to prevent any transfer of the securities not made in accordance with the provisions of this Regulation S.

     (d) For offers and sales of equity securities of domestic issuers, not to engage in hedging transactions with regard to such securities prior to the expiration of the distribution compliance period specified in (a) above, unless in compliance with the Act.

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
                                     ARTICLE 3
                            CLOSING AND DELIVERY OF DOCUMENTS

     3.1 Closing. The Closing shall take place on September 30, 2001, at Belize, or Costa Rica, or at such other time or place outside of the United States of America as the parties may agree. Subsequent to the signing and at the Closing, the following shall deem to occur as a single integrated transaction:

     (a) SELLER shall deliver or cause its transfer agent to deliver to the PURCHASER the stock certificate required by
          Section 1.1.

     (b) SELLER shall deliver, or cause to be delivered, to the PURCHASER such instruments, documents and certificates as are required to be delivered by SELLER or its representatives pursuant to the provisions of this Agreement

     (c) The PURCHASER shall deliver, or cause to be delivered, to SELLER such instruments, documents and certificates as are required to be delivered by the PURCHASER or its representatives to reflect the cancellation of indebtedness pursuant to the provisions of this Agreement and to reflect the reduction of the obligation owed by SELLER to PURCHASER.

                                       ARTICLE 4
                                      TERMINATION

     4.1 Termination. Notwithstanding anything to the contrary contained in this Agreement, this Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to delivery of the Purchase Price solely by the mutual consent of all of the parties.

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
                                       ARTICLE 5

                                     MISCELLANEOUS

     5.1 Partial Invalidity. If any term or provision of this Agreement or the application thereof to any person or circumstances shall, to any extent, be invalid or unenforceable" the remainder of this Agreement or the application of such term or provision to persons or circumstances other than those to which it is held invalid or unenforceable, shall not be affected thereby, and each such term and provision of this Agreement shall be valid and be enforced to the fullest extent permitted by law.

     5.2 Waiver. No waiver of any breach of any covenant or provision herein contained shall be deemed a waiver of any preceding or succeeding breach thereof, or of any other covenant or provision herein contained. No extension of time for performance of any obligation or act shall be deemed and extension of the time for performance of any other obligation or act.

     5.3. Notices. All notices or other communications required or permitted hereunder shall be in writing, and shall be sent by registered or certified mail, postage prepaid, return receipt requested, and shall be deemed received upon mailing to the addresses set forth on the signature page. Notice of change of address shall be given by written notice in the manner detailed in this subparagraph 5.3.

     5.4 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of the permitted successors and assigns of the parties hereto.

     5.5 Attorneys' Fees. In the event of the bringing of any action or suit by a party hereto against another party here- under by reason of any breach of any of the covenants, agreements or provisions on the part of the other party arising out of this Agreement, then in that event the prevailing party shall be entitled to have and recover of and from the other party all costs and expenses of the action or suit, including actual attorney's fees, accounting fees, and other professional fees resulting therefrom.

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

     5.6 Entire Agreement. This Agreement is the final expression of, and contains the entire agreement between, the parties with respect to the subject matter hereof and supersedes all prior understandings with respect thereto. This Agreement may not be modified, changed, supplemented or terminated, nor may any obligations hereunder be waived, except by written instrument signed by the party to be charged or by his agent duly authorized in writing or as otherwise expressly permitted herein. The parties do not intend to confer any benefit hereunder on any person, firm or corporation other than the parties hereto.

     5.7 Time is of the Essence. The parties hereby acknowledge and agree that time is strictly of the essence with respect to each and every term, condition, obligation and provision hereof and that failure to timely perform any of the terms, conditions, obligations or provisions hereof by either party shall constitute a material breach of and non-curable (but waivable) default under this Agreement by the party so failing to perform.

     5.8 Headings. Headings at the beginning of each paragraph are solely for the convenience of the parties and are not a part of the Agreement. Whenever required by the context of this Agreement, the singular shall include the plural and the masculine shall include the feminine. This Agreement shall not be construed as if it had been prepared by one of the parties, but rather as if both parties had prepared the same. Unless otherwise indicated, all references to paragraphs and subparagraphs are to this Agreement. In the event the date on which any party is required to take any action under the terms of this Agreement is not a business day, the action shall be taken on the next succeeding day.

     5.9 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be an original and all of which taken together shall constitute one instrument.

     5.10 Choice of Law. The parties hereto expressly agree that this Agreement shall be governed by, interpreted under, and construed and enforced in accordance with the laws of the Nevada.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement and deemed it executed and delivered as of September 30, 2001.


                                    CREATIVE TECHNOLOGIES HOLDINGS, INC.


                                    By: _______________________________
                                          Chris Albornoz
                                          President
(signatures continued on next page)

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

                                    RIDGEWAY COMMERCIAL VENTURES, LIMITED


                                    By: _______________________________
                                         Raul Rolan Dysangco Cubillas
                                    Address:    60 Market Square
                                                P.O. Box 634
                                                Belize City, Belize

     I, Raul Rolan Dysangco Cubillas, solemnly and sincerely declare that I have entered into this Stock Purchase Agreement on behalf of Ridgeway Commercial Ventures, Limited, and I make this solemn declaration conscientiously believing the same to be true and by virtue of the Oaths and Declarations Ordinance.

     Declare at ____________________, this 30th day of September, 2001.


                                   _______________________________
                                      Raul Rolan Dysangco Cubillas

     On this 30th day of September in the year 2001 before me, __________________________, a justice, notary, commissioner or other person authorized, personally appeared Raul Rolan Dysangco Cubillas, proved to me to be the person whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his authorized capacity, and that by his signature on the instrument, the person or the entity upon behalf of which the person acted, executed the instrument.

     Declared at _____________________, this 30th day of September, 2001.

     Before me

     _____________________________
     [Signature and designation]
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